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


                                CLOSURE MEDICAL CORPORATION
                    COMPUTATION OF PRO FORMA NET INCOME (LOSS) PER SHARE
                                        (UNAUDITED)
                           (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                              THREE MONTHS ENDED            NINE MONTHS ENDED
                                          SEPTEMBER 30  SEPTEMBER 30,   SEPTEMBER 30  SEPTEMBER 30,
                                              1998         1997            1998         1997
                                              ----         ----            ----         ----
Weighted average common shares
 outstanding for the period - basic EPS      13,278        13,212          13,264        12,873
                                           --------     ---------        --------    ----------

Effect of dilutive stock options (a)            378             -               -             -
                                           --------     ---------        --------    ----------

Weighted average common shares
 outstanding for the period - diluted EPS    13,656        13,212          13,264        12,873
                                           --------     ---------        --------    ----------

Net income (loss)                        $     494    $  (1,627 )      $ (3,782 )  $   (4,822 )
                                           ========     =========        ========    ==========

Net income (loss) per share - basic      $    0.04    $    (0.12)      $   (0.29)  $     (0.37)
                                           ========     =========        ========    ==========

Net income (loss) per share - diluted    $    0.04    $    (0.12)      $   (0.29)  $     (0.37)
                                           ========     =========        ========    ==========


(a) Options to purchase 433,937 shares of common stock were outstanding in the quarter ended September 30, 1998 but were not included in the computation of diluted EPS as their effect was anti-dilutive.

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